Exhibit 99.2

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

BETSY C. MANIFOLD (182450)

750 B Street, Suite 1820

San Diego, CA 92101

Telephone: (619) 239-4599

Facsimile: (619) 234-4599

Email: manifold@whafh.com

Attorneys for Plaintiff

[Additional Counsel on Signature Page]

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

LINDA KANNER, TRUSTEE OF THE

ELLA KANNER REVOCABLE TRUST,

Derivatively on Behalf of Nominal

Defendant ACADIA

PHARMACEUTICALS INC.,

Plaintiff,

v.

JULIAN C. BAKER, STEPHEN R.

BIGGAR, M.D., PHD., DANIEL B.

SOLAND, LAURA A. BREGE,

STEPHEN R. DAVIS, ELIZABETH A

GAROFALO, M.D., JAMES M. DALY,

EDMUND P. HARRIGAN, M.D., AND

SRDJAN (SERGE) STANKOVIC,

Defendants,

and,

ACADIA PHARMACEUTICALS INC.,

Nominal Defendant.

Case No.: 3:23-cv-02293-WQH-MSB STIPULATION AND AGREEMENT OF SETTLEMENT

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This Stipulation and Agreement of Settlement (the “Stipulation”) dated July 9, 2026, is entered into by and among the following Parties (defined herein) by and through their respective counsel:

(i)

stockholder Linda Kanner, Trustee of the Ella Kanner Revocable Trust (“Plaintiff”), plaintiff in the above-captioned stockholder derivative action (the “Action”), which is brought on behalf of nominal defendant Acadia Pharmaceuticals Inc. (“Acadia” or the “Company”);[1]

(ii)

stockholders Joseph Crognale (“Crognale”), Leo Shumacher (“Shumacher”), and Thomas Christiansen (“Christiansen”) (the “Demand Stockholders,” and collectively with Plaintiff, the “Stockholders”), who served books and records demands on the Company pursuant to 8 Del. C. § 220 (“Section 220”), and subsequently served litigation demands on the Board (the Stockholders’ Section 220 demands, litigation demands, and the Action are collectively referred to herein as the “Derivative Matters”);

(iii)

individual defendants Julian C. Baker, Stephen R. Biggar, Daniel B. Soland, Laura A. Brege, Stephen R. Davis, Elizabeth A. Garofalo, James M. Daly, Edmund P. Harrigan, and Srdjan (Serge) Stankovic (the “Individual Defendants”); and

(iv)	nominal defendant Acadia (together with the Individual Defendants, “Defendants”) (Stockholders and Defendants are collectively referred to herein as the “Parties”).

This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge and settle the Released Claims,2 subject to approval of the United States District Court for the Southern District of California (the “Court”).

[1]	A litigation demand was also served on the Company’s Board of Directors (the “Board”) prior to commencing the Action.
[2]	Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section V.1. herein titled “Definitions.”

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I.	THE DERIVATIVE MATTERS

The Derivative Matters allege that the Individual Defendants breached their fiduciary duties as officers and directors of Acadia by making false and/or misleading statements and/or failing to disclose that: (i) the materials submitted in support of the pimavanserin supplemental New Drug Application (“sNDA”) contained statistical and design deficiencies; (ii) accordingly, the pimavanserin sNDA lacked the evidentiary support that the Company had led investors to believe it possessed; (iii) the U.S. Food and Drug Administration (“FDA”) was unlikely to approve the pimavanserin sNDA in its present form; and (iv) as a result, the Company’s public statements were materially false and misleading at all relevant times. The Derivative Matters further allege that, while in possession of material, non-public information regarding the above, certain Company insiders sold Acadia shares worth millions of dollars. The Derivative Matters allege this misconduct caused significant damage to the Company.

A.	Factual Background

Acadia is a Delaware corporation headquartered in California that develops and sells biopharmaceuticals to treat central nervous disorders. The Company’s lead commercial drug is pimavanserin, a selective serotonin inverse agonist sold under the brand name NUPLAZID®. In April 2016, the FDA approved pimavanserin to treat hallucinations and delusions associated with Parkinson’s disease psychosis (“PDP”). This approval was based on the positive results from Acadia’s Phase III study of pimavanserin in PDP patients (the “-020 Study”). In December 2016, Acadia announced results from its Phase II study of pimavanserin in patients with Alzheimer’s disease psychosis (the “-019 Study”). Following this, in mid-2017 Acadia proposed to the FDA a Phase III study, the “Harmony Study,” to support submission of a sNDA for pimavanserin to broadly treat dementia-related psychosis (“DRP”). Acadia proposed enrolling patients with the five most common dementia subtypes. In contrast to the earlier studies, the Harmony Study had a much broader scope as a double-blind, placebo-controlled, relapse prevention study that would track patients until a relapse.

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On September 9, 2019, the Company announced that it was stopping the Harmony Study early upon the recommendation of the study’s independent data monitoring committee because it had met its primary endpoint, demonstrating a highly statistically significant longer time to relapse of psychosis with pimavanserin compared to placebo in a planned interim efficacy analysis. The Company stated that it was planning to meet with the FDA regarding a sNDA submission that would support FDA approval of pimavanserin as a treatment for hallucinations and delusions associated with all forms of DRP. In June 2020, the Company submitted the sNDA to the FDA, who then accepted it for filing a month later.

On March 8, 2021, Acadia announced that the FDA sent a deficiency letter (“DL”) stating that it had identified “deficiencies that preclude discussion of labeling and postmarketing requirements / commitments.” And, on April 5, 2021, Acadia announced that the FDA had issued a Complete Response Letter (“CRL”), stating that it could not approve the sNDA. In the wake of these announcements, the Company’s share price fell more than 45% (following the DL disclosure), and it further dropped 17% (following the CRL disclosure).

Following these disclosures, on April 19, 2021, a securities class action was filed in this Court accusing the Company and certain former offices of making materially false and misleading statements to investors regarding the sNDA. That case, captioned City of Birmingham Relief and Retirement System et al. v. Acadia Pharmaceuticals, Inc., et al., Case No. 21-cv-00762-WQH-MSB (the “Securities Class Action”), is still pending. On March 7, 2024, a related opt-out action was filed in this Court asserting the same claims (along with additional state law claims) and misconduct at issue in the Securities Class Action. That case, captioned Alger Dynamic Opportunities Fund. et al. v. Acadia Pharmaceuticals, Inc., et al., Case No. 24-cv-00451-WQH-MSB (the “Opt-Out Action”), is also still pending.

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B.	The Derivative Action

On August 30, 2021, Ella Kanner served a litigation demand on the Board demanding that full corrective action be brought against certain officers and directors for making, or allowing the Company to make, the alleged false and misleading statements at issue in the Securities Class Action. In December 2021, the Company’s counsel advised Ella Kanner that the Board had established a demand review committee (the “DRC”) to investigate the demand allegations. Ella Kanner reached out to the DRC’s counsel a number of times throughout 2022 to inquire as to the status of the DRC’s investigation. On January 11, 2023, the DRC’s counsel informed Ella Kanner that the DRC would continue to defer any substantive inquiry into the demand until defendants’ motion to dismiss had been fully resolved in the Securities Class Action. After defendants’ motion to dismiss and motion for reconsideration were denied in the Securities Class Action, the DRC began its substantive investigation into the allegations contained in the demand.

On December 15, 2023, believing the Board’s response constituted a de facto refusal of the demand, Ella Kanner filed a verified stockholder derivative complaint in this Court against the Individual Defendants, asserting claims for breach of fiduciary duties, unjust enrichment, abuse of control, waste of corporate assets, insider trading, contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934 (“Exchange Act”), and violations of Section 14(a) of the Exchange Act. ECF No. 1.

Following this, on January 30, 2024, Ella Kanner and Defendants stipulated to stay the Action in light of the DRC’s ongoing investigation into the allegations in the demand. See ECF No. 6. The stay was ordered on February 21, 2024. ECF No. 7. Throughout the stay, Ella Kanner and Defendants filed periodic status reports with the Court. ECF Nos. 8-12.

On September 5, 2025, following the status report informing the Court of developments in the Securities Class Action, the Court lifted the stay in the Action. ECF No. 13. Then, on September 26, 2025, Ella Kanner and Defendants jointly requested that the Court reinstate the stay given the ongoing discovery in the Securities Class Action and the DRC’s ongoing investigation. ECF No. 14. The Court reinstated the stay on October 17, 2025. ECF No. 15.

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During the stay, Ella Kanner received and reviewed copies of the books and records that were produced to the Demand Stockholders in response to their Section 220 demands, which comprised nearly 4,000 pages of material. See § I(C), infra.

On June 29, 2026, a Notification of Death was filed in the Action informing the Court of the passing of Ella Kanner. ECF No. 23. That same day, the parties filed a joint motion to substitute Ella Kanner with plaintiff Linda Kanner, Trustee of the Ella Kanner Revocable Trust. ECF No. 24. The Court granted the joint motion on July 6, 2026. ECF No. 25.

C.	The Books and Records Demands

On October 19, 2022, Crognale sent a Section 220 demand to the Company seeking to investigate the alleged wrongdoing detailed in the Derivative Matters. On October 26, 2022, Shumacher sent a similar Section 220 demand. And, on January 16, 2024, Christiansen sent a similar Section 220 demand (together with Crognale’s and Shumacher’s Section 220 demands, the “Books and Records Demands”). Following negotiations and entry into confidentiality agreements, the Demand Stockholders ultimately obtained and reviewed nearly 4,000 pages of material in response to their Books and Records Demands.

D.	The Litigation Demands

As described above, on August 30, 2021, Ella Kanner made a litigation demand on the Board. In addition, on October 4, 2023, Crognale and Shumacher made a litigation demand on the Board in connection with the same alleged wrongdoing as described above. On March 8, 2024, Christiansen similarly made a litigation demand on the Board in connection with the wrongdoing alleged above (collectively, the “Litigation Demands”).

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On February 28, 2024, Crognale and Shumacher followed up their litigation demand with a settlement demand, which purported to further support the allegations of misconduct with references to the Section 220 production. Additionally, Crognale and Shumacher provided a set of proposed governance reforms for the Board’s consideration. Christiansen also followed up via letter on June 13, 2024, where he, inter alia, highlighted additional purported evidence of alleged wrongdoing as reflected in the Section 220 production, demanded further information concerning the status of the DRC’s investigation, and submitted a comprehensive set of proposed corporate governance reforms for the Board’s consideration, specifically tailored to prevent such alleged corporate misconduct from recurring.

E.	Settlement Discussions and Mediation

On August 20, 2024, at the request of counsel for the DRC and counsel for Defendants, the Stockholders made a joint settlement demand to the DRC and the Board. That demand set forth a unified set of corporate governance reforms to be implemented by the Board to prevent similar alleged wrongdoing from recurring. Following this, on February 10, 2025, Defendants sent a counterproposal. The Parties continued to exchange proposals and counterproposals over the ensuing months.

In or around October 2025, the Parties agreed to engage in a full day, in person mediation with Michelle Yoshida, Esquire of Phillips ADR Enterprises (the “Mediator”), which took place in San Diego, California on December 11, 2025.

In advance of the mediation, the Parties prepared and exchanged comprehensive mediation statements outlining their respective positions and a framework for settlement. At the mediation, the Parties exchanged a number of proposals and counter proposals, negotiated the strengths and weaknesses of their respective positions, and exchanged other information to aid with their settlement negotiations. Such other information included a presentation from the DRC’s counsel to the Stockholders’ Counsel regarding the status and findings of the DRC’s ongoing investigation, during which the Stockholders’ Counsel asked questions and reviewed

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key documents. After arm’s-length negotiations through the Mediator, the Parties ultimately reached an agreement to resolve the Derivative Matters in exchange for the adoption of the corporate governance reforms set forth in Exhibit A (the “Reforms”) which target the wrongdoing alleged in the Derivative Matters and further strengthen the Company’s internal corporate governance practices.

Only after agreeing on the essential terms of the Settlement at the mediation did the Parties begin negotiating an amount of reasonable attorneys’ fees and expenses to be paid to Stockholders’ Counsel, subject to Court approval, in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Derivative Matters (“Fee and Expense Amount”). Following the mediation, the Parties continued their discussions regarding a Fee and Expense Amount through the Mediator. After a number of arm’s-length exchanges regarding the appropriate fee, the Mediator issued a double-blind fee proposal of $1,500,000.00, which both sides accepted.

II.	STOCKHOLDERS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Stockholders and Stockholders’ Counsel believe that the claims asserted in the Derivative Matters have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, Stockholders and Stockholders’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Acadia and Current Acadia Stockholders in the form of the Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Acadia and Current Acadia Stockholders. This determination is based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Acadia and Current Acadia Stockholders. Stockholders and Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation.

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Stockholders’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Matters, including, but not limited to: (i) reviewing and analyzing Acadia’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Acadia related to the allegations in the Derivative Matters; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and serving the Books and Records Demands on the Company; (v) reviewing and analyzing nearly 4,000 pages of documents produced in response to the Books and Records Demands; (vi) drafting and serving the Litigation Demands on the Board; (vii) drafting and filing a stockholder derivative complaint; (viii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Matters and the potential defenses thereto; (ix) researching corporate governance issues; (x) preparing detailed settlement demands; (xi) preparing a fulsome mediation statement; (xii) participating in an in-person mediation on December 11, 2025; (xiii) engaging in settlement discussions and negotiating the corporate governance reforms with the Mediator and counsel for the Defendants; (xiv) receiving a presentation from the DRC’s counsel regarding the status of the DRC’s investigation and its findings; (xv) engaging in continued settlement discussions under the auspices of the Mediator following the in-person mediation; and (xvi) negotiating and drafting the settlement documentation for presentment to the Court.

Stockholders’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Stockholders’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

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III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Derivative Matters. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, that the Company suffered any damage or was harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Individual Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Matters, and have considered that the Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters, including the continued costs of the DRC’s investigation of the allegations in the Litigation Demands; (b) put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

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IV.	INDEPENDENT BOARD APPROVAL OF THE SETTLEMENT

The Board and DRC acknowledge and agree that the sending of the Litigation Demands, the Books and Records Demands, and the filing, pendency, and settlement of the Action caused the Board’s decision to adopt, implement, and maintain the Reforms. The Board and DRC further acknowledge and agree that (i) the Reforms confer substantial benefits upon the Company and its stockholders; and (ii) the Board’s commitment to adopt, implement, and maintain the Reforms for no less than four (4) years (the “Effective Term”) will serve the Company and its stockholders’ best interests, and constitutes fair, reasonable, and adequate consideration for the release of the derivative claims.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties to this Stipulation, subject to approval of the Court, in consideration of the benefits flowing to the Parties from the Settlement set forth herein, the Derivative Matters shall be fully, finally and forever compromised, settled, discharged, relinquished and released, that the Released Claims shall be released by the Releasing Parties (as defined in paragraph 1.1. 1.23. below) as against the Released Persons (as defined in paragraph 1.21. below), and that the Action shall be dismissed with prejudice and the Litigation Demands and Books and Records Demands withdrawn, upon and subject to the following terms and conditions, and further subject to the approval of the Court.

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1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1. “Action” means the above-captioned stockholder derivative action filed in this Court.

1.2. “Court” means the United States District Court for the Southern District of California.

1.3. “Current Acadia Stockholder(s)” means any and all individuals or entities who are record or beneficial owners of Acadia common stock as of the date of the execution of this Stipulation and who continue to hold their Acadia common stock as of the date of the Settlement Hearing.

1.4. “Defendants” means the Individual Defendants and Acadia.

1.5. “Defendants’ Counsel” means Cooley LLP.

1.6. “Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, including Unknown Claims, whether arising under federal, state, common or foreign law brought by Stockholders, the Company, or any other Company stockholder that: (i) were asserted in the Derivative Matters, or (ii) could have been asserted in the Derivative Matters, or by any other Company stockholder against any of the Defendants in any forum, and that arise out of, or are based upon, the allegations, transactions, facts, matters or occurrences, representations or omissions, or circumstances set forth, or referred to in the Derivative Matters, or (iii) relate to the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Matters.

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1.7. “Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.8. “Final Approval” means the later of: (a) the expiration of the time for the filing or noticing of an appeal or motion for re-argument or rehearing from the Court’s Order and Final Judgment approving the Settlement; (b) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or re-argument or rehearing; or (c) the final dismissal of any appeal.

1.9. “Individual Defendants” means Julian C. Baker, Stephen R. Biggar, Daniel B. Soland, Laura A. Brege, Stephen R. Davis, Elizabeth A. Garofalo, James M. Daly, Edmund P. Harrigan, and the estate of Srdjan (Serge) Stankovic (including Ana Stankovic, as Special Personal Representative of the estate of Srdjan (Serge) Stankovic).

1.10. “Notice” means the notice of the Settlement substantially in the form attached hereto as Exhibit C.

1.11. “Order and Final Judgment” means the order to be entered by the Court substantially in the form attached hereto as Exhibit D.

1.12. “Settlement Hearing” means the hearing at which the Court considers whether to enter the Order and Final Judgment.

1.13. “Stockholders” means Linda Kanner, Trustee of the Ella Kanner Revocable Trust, Joseph Crognale, Leo Shumacher, and Thomas Christiansen.

1.14. “Stockholders’ Counsel” means Gainey McKenna & Egleston, Robbins LLP, Kahn Swick & Foti, LLC, and Newman Ferrara LLP.

1.15. “Stockholders’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Stockholders’ Releasing Parties’ institution, prosecution, or settlement of the Derivative Matters.

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1.16. “Stockholders’ Releasing Parties” means Stockholders, Acadia, and all Current Acadia Stockholders, whether acting directly, representatively, or derivatively on behalf of Acadia, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

1.17. “Preliminary Approval Order” means the order of the Court preliminarily approving the Settlement substantially in the form attached hereto as Exhibit B.

1.18. “Reforms” means the corporate governance reforms to be implemented and/or maintained by the Company and its Board as a result of this Settlement, attached hereto as Exhibit A.

1.19. “Released Claim(s)” means Stockholders’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include: (i) any claims relating to the enforcement of this Stipulation or Settlement; (ii) any claims by Acadia or the Individual Defendants for insurance coverage; (iii) any claims by the Individual Defendants for indemnification or advancement; (iv) any claims asserted in the Securities Class Action; or (v) any claims asserted in the Opt-Out Action.

1.20. “Released Defendant Parties” means all Defendants in the Derivative Matters, and any and all of their and Acadia’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.

1.21. “Released Person” or “Released Persons” means each and all of the Released Stockholders Parties and the Released Defendant Parties.

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1.22. “Released Stockholders Parties” means Stockholders and Stockholders’ Counsel and each of their respective agents, assigns, and related persons.

1.23. “Releasing Parties” means Stockholders’ Releasing Parties and Defendants’ Releasing Parties.

1.24. “Settlement” means the settlement contemplated by this Stipulation.

1.25. “Unknown Claims” means any Released Claim which Stockholders, the Company, or any Company stockholder does not know or suspect to exist in his, her or its favor at the time of Final Approval of the Released Claims as against the Released Persons, including without limitation those which, if known, might have affected the decision to enter into or object or not object to the Settlement.

2.	Releases

2.1. Upon Final Approval of the Settlement, Stockholders’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.

2.2. Upon Final Approval of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Stockholders Parties from any and all of the Stockholders’ Released Claims.

2.3. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Persons. Consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.

2.4. Stockholders acknowledge, and the Stockholders’ Releasing Parties shall be deemed to have acknowledged (by operation of the entry of the Order and Final Judgment and Final Approval of the Settlement), that the foregoing waiver in paragraph 2.3. was expressly bargained for, is an integral term of the Settlement, and was relied upon by each and all of the Released Defendant Parties in entering into the Settlement.

2.5. Nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Stipulation or Settlement.

3.	Settlement Consideration

3.1. As a direct result of Stockholders’ sending of the Litigation Demands, the Books and Records Demands, and the filing, pendency, and settlement of the Action, in consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, the Board shall adopt, implement, and maintain the Reforms set forth in Exhibit A within the later of (i) thirty (30) business days after issuance of a final Court order approving the Settlement, or (ii) at the next regular meeting of the Board or applicable Board committee.

3.2. The Reforms shall remain in effect for a period of at least four (4) years from the date of adoption, unless otherwise indicated in Exhibit A.

3.3. In further consideration for the full Settlement and release of the Released Claims, the Board and the DRC acknowledge and agree that (i) the Reforms confer substantial benefits upon the Company and its stockholders; and (ii) the Board’s commitment to adopt, implement, and maintain the Reforms for the Effective Term will serve the Company and its stockholders’ best interests, and constitutes fair, reasonable, and adequate consideration for the release of the derivative claims.

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4.	Attorneys’ Fees and Reimbursement of Expenses for Stockholders’ Counsel

4.1. After negotiation of the principal terms of the Settlement, including the Reforms, the Parties commenced negotiations regarding attorneys’ fees and reimbursement of expenses for Stockholders’ Counsel, commensurate with the value of the Settlement’s benefits and the risks assumed by Stockholders’ Counsel in pursuing the Derivative Matters on a wholly contingent basis.

4.2. Stockholders’ Counsel and Defendants’ Counsel engaged in significant arm’s-length and hard-fought negotiations regarding a Fee and Expense Amount. After exchanging several demands and counter-demands, Stockholders’ Counsel and Defendant’s Counsel accepted a double-blind proposal from the Mediator, pursuant to which Defendants would pay, or cause to be paid, a Fee and Expense Amount of $1,500,000.00.

4.3. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the proposed Settlement independently of Stockholders’ Counsel’s proposed Fee and Expense Amount. A decision by the Court to not approve the proposed Fee and Expense Amount, in whole or in part, shall have no effect on the validity of the Settlement or delay the enforceability of the Settlement. Final resolution by the Court of the proposed Fee and Expense Amount shall not be a precondition to the dismissal of the Action with prejudice, or withdrawal, as applicable, of the Derivative Matters. A decision by the Court to not approve the proposed Fee and Expense Amount, in whole or in part, shall not provide any of the Parties with the right to terminate the Settlement.

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4.4. In full and final settlement of the claims asserted in the Derivative Matters against Defendants and in consideration of the releases specified herein, Defendants shall, within fourteen (14) calendar days of the entry of an order preliminarily approving the Settlement, cause to be paid the Fee and Expense Amount of $1,500,000.00 into an escrow account controlled by Stockholders’ Counsel. The Fee and Expense Amount shall be immediately releasable to Stockholders upon entry by the Court of the Order and Final Judgment, notwithstanding the existence of any collateral attacks on the Settlement, including, without limitation, any objections or appeals. If the Settlement is not approved, or is terminated, cancelled, or fails to become effective for any reason, including, without limitation, in the event the Order and Final Judgment is reversed or vacated, then, within fourteen (14) calendar days after written notification is sent by Defendants’ Counsel, Stockholders’ Counsel shall refund the Fee and Expense Amount by wire transfer in accordance with the instructions to be provided by Defendants’ Counsel. Neither Acadia nor any other Released Persons shall have any obligations with respect to Stockholders’ Counsel’s fees or expenses beyond the Fee and Expense Amount.

4.5. Except as otherwise provided herein, or except as provided pursuant to indemnification or insurance rights, each of the Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees. For the avoidance of doubt, except as provided in this Stipulation, Defendants shall bear no other expenses, costs, damages, or fees alleged or incurred by Stockholders, or by any of Stockholders’ attorneys, experts, advisors, agents, or representatives in connection with the claims settled by the Settlement. Except for the Fee and Expense Amount, none of the Released Parties shall have an obligation to pay any amount of any attorneys’ fees and expenses awarded by the Court to Stockholders or Stockholders’ Counsel, and none of the Released Parties shall bear any expenses, costs, damages, or fees alleged or incurred by Stockholders, by any stockholder of the Company, or by any of their attorneys, experts, advisors, agents, or representatives in connection with the Derivative Matters or the Settlement.

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4.6. Stockholders may seek the Court’s approval of reasonable service awards for each Stockholder of up to $5,000.00, to be paid from the Fee and Expense Amount, and Defendants shall not oppose any such request. Rejection by the Court of the service awards, in whole or in part, shall have no effect on the validity of the Settlement, delay the enforceability of the Settlement, or provide any of the Parties with the right to terminate the Settlement, and final resolution by the Court of a service award request shall not be a precondition to the dismissal with prejudice of the Derivative Matters.

5.	Notice

5.1. Within fourteen (14) calendar days after the Court’s entry of the Preliminary Approval Order, notice of the Settlement shall be provided through: (i) the filing of a Current Report on Form 8-K with the SEC by the Company, which shall include as attachments the approved Notice and the Stipulation and exhibits thereto; (ii) the publication on the internet of the Notice one time in GlobeNewswire or similar newswire service; and (iii) the posting of the Notice and the Stipulation and exhibits thereto on the Investor Relations page of the Company’s website, to remain there through the date of the Settlement Hearing.

5.2. Defendants shall be responsible for all costs associated with this notice program or any other form and manner of notice required by the Court. The Parties believe the content and manner of the Notice, as set forth in these paragraphs, constitutes adequate and reasonable notice of the Settlement to all persons entitled to receive such notice pursuant to applicable law and due process.

5.3. Counsel for Defendants shall file with the Court an appropriate affidavit with respect to compliance with the requirements set forth in the foregoing paragraph, at least fourteen (14) calendar days before the Settlement Hearing.

6.	Stay of Proceedings

6.1. Pending Final Approval of the Settlement by the Court, the Parties agree to continue the stay of the Action, and Stockholders and Stockholders’ Counsel agree not to initiate any other proceedings related to the Action other than those incident to the Settlement itself including to seek approval of the Settlement from the Court and to request jointly a continuance of any other deadlines or filing requirements, as necessary.

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6.2. Prior to Final Approval of the Settlement by the Court, Stockholders, Current Acadia Stockholders, and any other of Released Stockholders Parties, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Defendant Parties based on or relating in any way to the Released Claims.

7.	Submission and Application to the Court

7.1. As soon as reasonably practicable after this Stipulation has been executed, Plaintiff shall move the Court for Preliminary Approval of the Settlement and entry of a Preliminary Approval Order, substantially in the form attached hereto as Exhibit B, establishing the procedure for the approval of the Notice to Current Acadia Stockholders, substantially in the form attached hereto as Exhibit C.

8.	Order and Final Judgment

8.1. If, following the Settlement Hearing, the Settlement (including any modifications thereto made with the consent of the Parties as provided for herein) is approved by the Court as fair, reasonable, and adequate and in the best interests of the Company and its stockholders, then the Parties shall jointly request that the Court enter the Order and Final Judgment substantially in the form attached hereto as Exhibit D.

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8.2. The Order and Final Judgment shall, among other things, provide for full and complete dismissal of the Action with prejudice, and the Settlement and release of the Released Claims by the Releasing Parties as against the Released Persons.

9. Cooperation

9.1. The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement, and to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to obtain the Court’s approval of the Settlement, consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Action with prejudice without costs, fees or expenses to any Party (except as provided for herein).

9.2. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Stipulation.

10. Conditions of Settlement

10.1. The Settlement is conditioned upon the fulfillment of each of the following: (i) entry by the Court of an Order and Final Judgment (substantially in the form attached hereto as Exhibit D) approving the proposed Settlement and dismissing the Action with prejudice without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses to Stockholders’ Counsel that the Court may make as contemplated herein; (ii) Final Approval of the Settlement; and (iii) the withdrawal of the Litigation Demands and Books and Records Demands in writing to Defendants’ Counsel within ten (10) business days following Final Approval.

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10.2. This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval for any reason. In such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Matters or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement, including any costs related to providing notice to Current Acadia Stockholders, to the extent such costs have already been incurred by Acadia.

10.3. In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation or any other document relating to the terms of the proposed Settlement shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Derivative Matters; nor shall they be deemed a presumption, a concession, or an admission by the Parties of any fault, liability, wrongdoing or damages whatsoever as to any facts, claims or defenses that have been or could have been alleged or asserted in the Derivative Matters, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Matters, or in any other action or proceeding.

11. Warranty and Non-Assignment of Claims

11.1. Stockholders represent and warrant that they are Current Acadia Stockholders and that none of Defendants’ Released Claims have been assigned, encumbered, or in any manner transferred in whole or in part, and that neither Stockholders nor Stockholders’ Counsel will attempt to assign, encumber, or in any way transfer, in whole or in part, any of Defendants’ Released Claims.

12. Stipulation Not an Admission

12.1. Neither this Stipulation nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, Acadia or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Matters or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Stockholders as to the lack of merit of any claim or the validity of any defense.

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12.2. Any communications related to the Settlement, their contents or any of the negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Derivative Matters or otherwise, except as may be necessary to effectuate the Settlement.

12.3. Paragraphs 10.2, 10.3, 12.1, and 12.2 shall remain in full force and effect in the event that the proposed Settlement is terminated or fails to become effective for any reason.

13. No Waiver

13.1. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of the Settlement shall not be deemed a waiver of any of the provisions of the Settlement, and such Party shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement. All waivers must be in writing and signed by the Party against whom the waiver is asserted.

13.2. No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations pursuant to the Settlement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under the terms of the Settlement.

14. Breach

14.1. The Parties agree that in the event of any breach of the Settlement, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.

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15. Entire Agreement; Amendments

15.1. This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the signatories hereto or their representatives.

16. Counterparts

16.1. This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

17. Successor and Assigns

17.1. Except as expressly provided for herein, this Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, affiliates and assigns.

18. Jurisdiction

18.1. Any action related to implementing and enforcing the Settlement shall be filed and litigated exclusively in the Court. Each Party: (i) consents to personal jurisdiction in any such action brought in the Court; (ii) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each Party by electronic mail) upon such Party and/or such Party’s agent for purposes of such action; and (iii) waives any objection to venue in the Court and any claim that the Court is an inconvenient forum for such action.

19. Bankruptcy

19.1. Acadia represents that to its actual knowledge at the time of execution of this Stipulation, it is not “insolvent” as that term is defined in 11 U.S.C. § 101(32), nor does Acadia project that the payment of any costs incurred in connection with the Settlement, including those related to providing Notice and/or paying the Fee and Expense Amount in accordance with the Stipulation would render it insolvent within that meaning.

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19.2. In the event any proceedings by or on behalf of Acadia, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.

19.3. In the event that any Bankruptcy Proceedings are initiated by or on behalf of Acadia prior to Final Approval of the Settlement, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the presiding Bankruptcy Court to carry out the terms and conditions of the Stipulation.

19.4. Acadia represents and acknowledges that it is receiving consideration through the Stipulation that provides it with reasonably equivalent value for the terms and conditions imposed on Acadia through the Stipulation, specifically, the release of claims specified herein, and that the Fee and Expense Amount will be paid by the Company’s insurers, not from assets or property of Acadia, and not otherwise available to pay any claims or debts of Acadia. Acadia agrees that this Stipulation is not, and expressly waives any argument that this Stipulation is, an “executory contract” as that term is used in the U.S. Bankruptcy Code that can be rejected pursuant to 11 U.S.C. § 365 on motion filed with the Bankruptcy Court.

19.5. Acadia agrees to consent to and not oppose any motion filed in the Bankruptcy Court by Stockholders or Individual Defendants requesting relief from the automatic stay to consummate the Settlement before the Court and not to oppose any effort of Stockholders and the Individual Defendants to secure the funding of the Fee and Expense Amount as required by the Stipulation.

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20. Authority

20.1. The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, dated July 9, 2026.

GAINEY McKENNA & EGLESTON	COOLEY LLP

/s/ Thomas J. McKenna	/s/ Koji F. Fukumura
Thomas J. McKenna	Koji F. Fukumura
Gregory M. Egleston	10265 Science Center Drive
260 Madison Avenue, 22nd Fl.	San Diego, California 92121
New York, New York 10016	Tel: (858) 550-6008
Tel: (212) 983-1300	Email: kfukumura@cooley.com
Email: tjmckenna@gme-law.com
Email: gegleston@gme-law.com	Counsel for Defendants

Counsel for Plaintiff

KAHN SWICK & FOTI, LLC

/s/ Melinda A. Nicholson
Melinda A. Nicholson
1100 Poydras Street, Suite 960
New Orleans, Louisiana 70163
Tel: (504) 648-1842
Email: melinda.nicholson@ksfcounsel.com

NEWMAN FERRARA LLP

/s/ Roger A. Sachar
Roger A. Sachar
1140 Sixth Avenue, 9th Floor
New York, New York 10036
Tel: (212) 619-5400
Email: rsachar@nfllp.com

Counsel for Thomas Christiansen

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ROBBINS LLP

/s/ Stephen J. Oddo
Stephen J. Oddo 5060 Shoreham Place, Suite 300 San Diego, California 92122 Tel: (619) 525-3990
Email: soddo@robbinsllp.com

Counsel for Joseph Crognale and Leo Shumacher

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EXHIBIT A

Exhibit A

I.	CORPORATE GOVERNANCE REFORMS

The Board of Directors (the “Board”) or an appropriate committee thereof shall adopt resolutions and amend the Amended and Restated Certificate of Incorporation of Acadia Pharmaceuticals Inc. (“Certificate of Incorporation”), Amended and Restated Bylaws of Acadia Pharmaceuticals Inc. (“Bylaws”), policy documents, or appropriate committee charters, as applicable, to ensure adherence to the following Reforms, to be maintained for a period of no less than four (4) years, unless otherwise indicated below. Any Reforms requiring approval by the Board or a committee thereof shall be adopted by the Board or committee within the later of (a) thirty (30) business days after issuance of an order approving the settlement or (b) at the next regular meeting of the Board or relevant committee.

II.	BOARD OF DIRECTORS

A.	Audit Committee Enhancements

The Audit Committee Charter shall be amended as follows:

1.	The Audit Committee shall be delegated the following additional functions and duties:

a.

The Audit Committee shall oversee the Disclosure Committee (defined infra) and shall meet with the Disclosure Committee as needed, and no less than once a quarter, to discuss any material disclosure issues, including the timing and content of any disclosures of material adverse events that may materially impact the Company.

b.

The Audit Committee shall attend the Company’s earnings calls, or review the transcripts within thirty (30) days of publication, to ensure that public statements by the Company’s executives match what is known about the Company’s financial condition and outlook.

c.

The Audit Committee shall receive quarterly reports from the Disclosure Committee in order to assist the Audit Committee with its oversight responsibilities, including monitoring the Company’s compliance with applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting, and risk exposure.

2.

The Audit Committee shall meet at least quarterly, and in separate executive sessions with one or more members of the Company’s management, auditors, Disclosure Committee, outside counsel, and any other advisors, as deemed necessary and appropriate in carrying out the Audit Committee’s duties.

3.

The Audit Committee shall review at least annually the Company’s compliance with the Nasdaq Stock Market (“NASDAQ”) corporate governance listing requirements, and report to the Board regarding the same.

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Exhibit A

4.

The Audit Committee shall, at least annually and with the assistance of the CLO (and other members of management, as needed), review the Company’s Code of Business Conduct and shall review compliance with the Company’s Code of Business Conduct.

5.

The Audit Committee shall, at least annually and with the assistance of the CLO or CFO (and other members of management, as needed), review the effectiveness and adequacy of the Company’s compliance programs, and shall develop proposals for improvements, as necessary.

The Company shall promptly post the amended Audit Committee Charter on its website.

B.	Scientific Committee Enhancements

The Company agrees to adopt a written charter for its Scientific Committee (“SC”) that includes the following provisions:

1.

The SC shall consist of four (4) non-employee Board members, each of which shall be designated by the Board and shall, in the judgment of the Board, have drug discovery, development and regulatory experience. Any material changes to the composition of the SC shall require Board approval;

2.	The Board or the Compensation Committee, as appropriate, shall set the compensation of the SC Chair and its members;

3.

The SC shall meet as often as it deems necessary to perform its responsibilities, and no less than four (4) times annually. The SC may determine its own rules of procedure with respect to the call, place, and time of its meetings. The SC may also act by unanimous written consent in lieu of a meeting. Notice of meetings of the Committee shall be given as provided in the bylaws of the Company.

4.

At any such meeting, the SC may require the attendance of employees and members of the management of the Company that the SC deems appropriate. The Committee may exclude from its meetings any persons it deems appropriate to carry out its responsibilities.

5.

At least annually (or more often as requested), the SC shall hold a private meeting with the Chief Medical Officer (“CMO”), and any other officers as needed, to discuss the Company’s strategic or product planning and execution, its technical or clinical development, and its research and development;

6.	The SC shall meet with the Disclosure Committee as often as it deems necessary to perform its responsibilities;

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Exhibit A

7.	The SC shall keep such minutes of its meetings. The Chairperson shall make reports of the SC’s actions and recommendations to the Board, as appropriate, and no less than annually;

8.

The SC shall be authorized, at the Company’s expense, to select, retain or replace, as needed, outside consultants to assist the Committee in performance of its duties. In addition, the SC shall have free access to the Company’s personnel or outside consultants to provide data and advice or such other assistance as is deemed necessary to appropriately carry out its duties and responsibilities;

9.

The SC shall evaluate its own performance, including compliance with its Charter, and shall submit any recommended changes to the Board for approval. The SC shall conduct such evaluation and review in such manner as it deems appropriate;

10.

The SC may form and delegate authority to one or more subcommittees comprised of at least one (1) member of the SC. However, the SC shall not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the SC. Any actions taken by a subcommittee shall be promptly presented to the SC;

11.

The SC shall have the following duties and responsibilities: (i) reviewing and assessing current and planned research and development programs and similar initiatives from a scientific perspective, and from time to time providing observations and strategic recommendations to the Board; (ii) assessing the depth and breadth of the Company’s current and prospective scientific personnel and resources; (iii) monitoring and identification of emerging science and technology issues and trends, including through presentations from external scientific experts, and providing strategic advice to the Board; (iv) review, evaluate, and advise the Board and management regarding the long-term strategic goals and objective of the Company’s research and development programs and similar initiatives; (v) assist the Board and its Committees with oversight responsibilities for enterprise risk management in areas impacting the Company’s research and development; (iv) assisting management in ensuring that drug trials are conducted in accordance with FDA requirements; and (v) performing such other lawful activities and functions consistent with its Charter as delegated by the Board.

The Company shall promptly post the SC Charter on its website.

III.	IMPROVEMENTS TO DRUG TRIAL OVERSIGHT

To improve the oversight of the Company’s disclosures regarding its drug trials, the Company shall establish the following protocols:

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Exhibit A

1.

The Company shall require that senior management - including, but not limited to, the CEO, CSO, and CFO - report at a Board meeting, or at an appropriate Committee meeting, on a quarterly basis, or more frequently as appropriate, about: (i) the Company’s actual or expected financial performance; (ii) the Company’s pharmaceutical trials, including the design of and evidentiary support for materials submitted to the FDA; and (iii) the efficacy of the Company’s internal controls and procedures.

2.

As part of these reports to the Board, relevant management shall include an assessment of possible and developing risks regarding any pending application with the FDA or relevant regulatory body, including the ongoing effectiveness of the Company’s disclosure protocols regarding those risks. This assessment shall include, if relevant, a discussion of: (i) the Company’s ongoing relationship and communications with regulators, including but not limited to the FDA; and (ii) compliance with any agreements, protocols, or understandings with relevant government or regulatory agencies (including but not limited to the FDA) governing the conduct of clinical trials, tests, or other studies or analyses, and evaluating the need for remedial action and/or disclosures to address any significant or material deviations with any agreements or regulations of the relevant agencies.

3.

The Disclosure Committee, under the supervision of the Audit Committee, shall ensure that the Company’s disclosure controls are effective at causing the disclosure of any material risks identified in these reports.

IV.	MANAGEMENT-LEVEL DISCLOSURE COMMITTEE

The Company agrees to adopt a written charter for its management-level Disclosure Committee (the “Disclosure Committee”) that includes the following provisions:

A.	Function

The function of the Disclosure Committee will be to help the Company ensure that all public disclosures made by the Company to its security holders or the investment community, including those in its SEC filings: (i) are accurate, complete, and timely; (ii) fairly present the Company’s financial condition, results of pharmaceutical trials, operations, and cash flows in all material respects; and (iii) meet any other applicable laws and stock exchange requirements. The Disclosure Committee shall hold regular meetings prior to each annual and quarterly filing required by the Securities Exchange Act of 1934 and ad-hoc meetings from time to time as directed by the Disclosure Committee’s Chair.

B.	Composition

The Disclosure Committee members shall consist of the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Legal Officer (“CLO”), and CSO and other senior officers or representatives from the key functional areas of the Company. Additional committee members may be appointed and removed by the CEO, CFO, CSO, or CLO (the “Certifying Officers”) at any time. One member of the Disclosure Committee will be designated the Committee’s Chair by the Certifying Officers. The Chair shall schedule and preside over meetings and ensure the timely

Page 4 of

Exhibit A

preparation of agendas and written minutes from meetings. Any interpretation of the charter or the Disclosure Committee’s procedures shall be made by the Disclosure Committee Chair. The Chair or the Certifying Officers may retain outside consultants or advisors, including independent auditors, and other personnel of the Company as appropriate. The Chair will report at least quarterly to the Audit Committee and at least annually to the full Board of Directors.

C.	Duties and Responsibilities

The Disclosure Committee shall have the following duties and responsibilities:

1.

Assist the Company’s officers with establishing and maintaining a Disclosure Controls Policies and Procedures policy designed to ensure that information required to be disclosed by the Company in its filings with the SEC and other information that the Company discloses to the public or investment community is recorded, processed, summarized, and reported accurately and timely, including policies and procedures for evaluating periodic and ad hoc disclosures, as well as procedures and policies for periodically assessing the effectiveness of the Company’s Disclosure Controls.

2.

Assist the Company’s officers with evaluating the integrity and effectiveness of the Company’s Disclosure Controls as of the end of the period covered by each SEC Periodic Report filed by the Company with the SEC and any amendments to those reports. This may include the use of outside consultants as the Disclosure Committee deems useful and appropriate.

3.	Reviewing all information pertinent to the preparation and evaluation of SEC Periodic and Current Reports.

4.

At least on a quarterly basis, the Disclosure Committee Chair shall report to the Audit Committee any concerns regarding disclosure issues, including those that could affect the Company’s risk management.

5.

Providing a sub-certification to the Certifying Officers before filing each SEC Periodic Report as to (i) the Disclosure Committee’s compliance with the Company’s Disclosure Committee Charter, and (ii) the Disclosure Committee’s conclusions resulting from its evaluation of the effectiveness of the Disclosure Controls.

6.

At least on a quarterly basis, the Disclosure Committee Chair shall provide an oral update to the Audit Committee regarding any material disclosure issues or concerns. The updates shall include, among other things, any recommendations made by the Disclosure Committee.

To execute its responsibilities, the Disclosure Committee shall have full access to all of the Company’s books, records, facilities, and employees, including independent auditors.

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Exhibit A

V.	CREATION OF THE CHIEF SCIENCE OFFICER POSITION (“CSO”)

The Company shall name the existing Executive Vice-President, Head of Research and Development as CSO, with the following additional duties:

1.

Acadia’s CSO shall be primarily responsible for managing the Company’s pharmaceutical product development, and assisting the Board with its oversight duties regarding the Company’s pharmaceutical product development.

2.

The CSO shall provide a report directly to the SC and, as necessary, the full Board and other Board Committees, to facilitate the Board’s oversight responsibilities. At least four (4) times annually, the CSO shall provide a report to the SC or the Board concerning, among other things, the status of ongoing clinical trials, tests, or other studies or analyses, FDA compliance, updated prospects for FDA approval, and communications to and from the Company and the FDA.

3.

The CSO shall promptly report to the SC, or the full Board as necessary, any material developments concerning: (i) the status of ongoing clinical trials, tests, or other studies or analyses; (ii) FDA compliance; (iii) updated prospects for FDA approval; and/or (iv) communications between the Company and the FDA.

VI.	INSIDER TRADING POLICY

Acadia’s Insider Trading Policy shall be amended as necessary to reflect the following policies and procedures:

1.

Covered Insiders (as defined in the Insider Trading Policy) may not engage in any transaction in, or entire into, modify or terminate any contract, instruction or written plan or arrangement in, the Company securities without first obtaining pre-clearance from a Trading Compliance Officer (defined as the CEO, CFO, CLO, or one or more individuals designated by such officers).

2.	The Insider Trading Policy shall be circulated annually to all Company employees, directors, and designated consultants covered by the Insider Trading Policy;

3.

Acadia will prohibit Covered Insiders and their Related Persons (as defined in the Insider Trading Policy) from in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other speculative transactions with respect to the Company’s securities.

4.

Acadia will prohibit Covered Insiders (and their Related Persons) from engaging in “hedging” transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, or borrowing or other arrangements involving a non-recourse pledge of the Company’s securities and selling a security future that increases in value as the value of the underlying equity security decreases.

Page 6 of

Exhibit A

5.

Acadia will prohibit Company employees, directors, and designated consultants from holding the Company securities in a margin account or otherwise pleading the Company securities as collateral for a loan.

6.

Requests for pre-clearance should be submitted at least one (1) business day in advance of the proposed transaction. The Trading Compliance Officer must deny approval when the proposed trade would violate the law, violate Company policy, or create a significant risk of an appearance of impropriety.

7.

Acadia will prohibit trading of Acadia securities by Covered Insiders for the period of time beginning two weeks before the end of each fiscal quarter and ending no earlier than one full trading day after the public release of earnings each quarter.

8.

Anyone who engages in insider trading or otherwise violates the Insider Trading Policy may be subject to both civil and criminal penalties. Violators also risk disciplinary action by the Company, including termination of employment.

9.

Further, the Insider Trading Policy shall expressly remind Insiders of the Company of the following, or shall expressly refer to the Company’s Section 16 Compliance Program which shall contain the following information:

(a)

Upon execution of any transaction (including trades under an established Rule 10b5-1 trading plan), the insider must immediately notify the Compliance Coordinator (defined as the Chief Legal Officer) of the: (a) date of execution; (b) trading price; and (c) the number of securities involved.

(b)	At the latest, notification must be provided by 9:00 a.m. Eastern time on the day after the transaction. Notification must be by email or voicemail to the Compliance Coordinator.

(c)	You must electronically file a Form 4 with the SEC whenever there is an acquisition or disposition of your securities that is not exempt from the rules.

(d)	Insiders are liable for “short-swing profits” resulting from any combination of a purchase and sale or sale and purchase within a period of less than six months.

10.	The Insider Trading Policy shall be published in the Investor Relations section of the Company’s website.

VII.	10b5-1 TRADING PLAN GUIDELINES

Acadia shall formally adopt “Rule 10b5-1 Trading Plan Guidelines” reflecting the following policies and procedures:

1.

Any proposed Rule 10b5-1 plan, including any amendment, modification, or termination, must be preapproved, in writing, by a Trading Plan Compliance Officer (defined as the CEO, CFO, CLO, or one or more individuals designated by any such officers).

Page 7 of

Exhibit A

2.	All Rule 10b5-1 plan participants must enter into a plan in good faith and not as part of an attempt to evade the prohibitions of the insider trading laws

3.

All Rule 10b5-1 plans must include a representation certifying that, at the time of adoption, the participant: (i) is not aware of any material information that is not yet publicly available (“material nonpublic information”) about the Company or its securities and (ii) is adopting the Rule 10b5-1 plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Exchange Act.

4.

The first trade under a Rule 10b5-1 plan cannot occur until the expiration of the applicable waiting period (the “Waiting Period”) as follows: (i) if the participant is a director or Section 16 Office of the Company, the later of (a) 90 days following the adoption of the Rule 10b5-1 plan or (b) two business days following disclosure of the Company’s financial results in a Form 10-Q or Form 10-K for the fiscal quarter in which the plan was adopted (subject to a maximum of 120 days after adoption of the plan), and (ii) for all other participants, at least 30 days.

5.

A participant may have only one 10b5-1 plan in effect at any time. However, a participant may maintain two separate 10b5-1 plans at the same time as long as the first scheduled trade under one of the 10b5-1 plans does not occur before all trades under the other 10b5-1 plan are completed or expire without execution; provided, however, that if a participant terminates the earlier-commencing plan prior to its completion or expiration on tis terms, the participant’s trades may not commence under the later-commencing plan until the expiration of the applicable Waiting Period (as defined in the Rule 10b5-1 Trading Plan Guidelines), measured from the date of termination of the earlier commencing plan. This restriction does not apply to plans providing for Qualified Sell-to-Cover Transactions.

VIII.	ENHANCEMENTS TO THE COMPENSATION CLAWBACK & RECOUPMENT POLICY

Acadia shall formally adopt or amend a standalone “Dodd-Frank Clawback Policy” to reflect the following policies and procedures:

1.

Definitions. 17 C.F.R. §240.10D-1(d) defines the terms “Executive Officer,” “Financial Reporting Measure,” “Incentive-Based Compensation,” and “Received.” As used herein, these terms shall have the same meaning as in that regulation.

2.

Application of the Policy. This Policy shall only apply in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Page 8 of

Exhibit A

3.

Recovery Period. The Incentive-Based Compensation subject to clawback is the Incentive-Based Compensation Received during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described in Section 2, provided that the person served as an Executive Officer at any time during the performance period applicable to the Incentive-Based Compensation in question. The date that the Company is required to prepare an accounting restatement shall be determined pursuant to 17 C.F.R. §240.10D-1(b)(1)(ii).

(a)

Notwithstanding the foregoing, the Policy shall only apply if the Incentive-Based Compensation is Received (1) while the Company has a class of securities listed on an Exchange and (2) on or after October 2, 2023 (the “Effective Date”).

(b)

See 17 C.F.R. §240.10D-1(b)(1)(i) for certain circumstances under which the Policy will apply to Incentive-Based Compensation received during a transition period arising due to a change in the Company’s fiscal year.

4.

Erroneously Awarded Compensation. The amount of Incentive-Based Compensation subject to the Policy (“Erroneously Awarded Compensation”) is the amount of Incentive-Based Compensation Received that exceeds the amount of Incentive Based-Compensation that otherwise would have been Received had it been determined based on the restated amounts and shall be computed without regard to any taxes paid.

(a)

For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement: (1) the amount shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received; and (2) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange.

5.

Recovery of Erroneously Awarded Compensation. The Company shall recover reasonably promptly any Erroneously Awarded Compensation except to the extent that the conditions of paragraphs 5(a), 5(b), or 5(c) below apply. The Compensation Committee (the “Committee”) shall determine the repayment schedule for each amount of Erroneously Awarded Compensation in a manner that complies with this “reasonably promptly” requirement. Such determination shall be consistent with any applicable legal guidance, by the Securities and Exchange Commission (the “SEC”), judicial opinion, or otherwise. The determination of “reasonably promptly” may vary from case to case and the Committee is authorized to adopt additional rules to further describe what repayment schedules satisfy this requirement.

Page 9 of

Exhibit A

(a)

Erroneously Awarded Compensation need not be recovered if the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered and the Committee has made a determination that recovery would be impracticable. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the Exchange.

(b)

Erroneously Awarded Compensation need not be recovered if recovery would violate home country law where that law was adopted prior to November 28, 2022. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of home country law, the Company shall obtain an opinion of home country counsel, acceptable to the Exchange, that recovery would result in such a violation and shall provide such opinion to the Exchange.

(c)

Erroneously Awarded Compensation need not be recovered if recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder.

6.

Recovery of Additional Covered Compensation. Notwithstanding anything to the contrary in this Policy, and in addition to the other provisions within this Policy, in the event that the Committee determines that any current or former Executive Officer committed Misconduct in connection with an accounting restatement, then, in addition to any Erroneously Awarded Compensation otherwise subject to forfeiture and/or repayment pursuant to this Policy, the Committee may, in its discretion, seek forfeiture and/or repayment of all or a portion of any Additional Covered Compensation received by such person during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described in Section 2. For purposes of this Section 6, Additional Covered Compensation will be treated as received when such compensation is granted, earned, vested, paid or settled. For the avoidance of doubt, the Committee may seek forfeiture and/or repayment of Additional Covered Compensation for Misconduct by such person in connection with an accounting restatement even if such accounting restatement did not result in an award or payment greater than would have been awarded absent such accounting restatement. “Additional Covered Compensation” means incentive compensation, whether cash-based or equity-based, which may be discretionary, service-based or performance-based, but not including salary or employee retirement or welfare benefits, computed

Page 10 of

Exhibit A

without regard to any taxes paid (i.e., on a pre-tax basis), that was received (a) on or after the Effective Date, (b) after the person became an Executive Officer and (c) at a time that the Company had a class of securities listed on a national securities exchange or a national securities association. “Misconduct” means any of the following that causes or could reasonably be expected to cause material harm to the Company: (1) a material act of dishonesty, fraud or misrepresentation, (2) a willful violation of a material Company policy or law, (3) knowing violation of SEC rules or regulations, or (4) intentional breach of fiduciary duty or duty of loyalty to the Company, in each case that causes the applicable accounting restatement.

7.

Committee decisions. Decisions of the Committee with respect to this Policy shall be final, conclusive and binding on all Executive Officers subject to this policy, unless determined to be an abuse of discretion.

8.

No Indemnification. Notwithstanding anything to the contrary in any other policy of the Company or any agreement between the Company and an Executive Officer, no Executive Officer shall be indemnified by the Company against the loss of any Erroneously Awarded Compensation.

9.

Agreement to Policy by Executive Officers. The Committee shall take reasonable steps to inform Executive Officers of this Policy and obtain their agreement to this Policy, which steps may constitute the inclusion of this Policy as an attachment to any award that is accepted by the Executive Officer.

Page 11 of

EXHIBIT B

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

LINDA KANNER, TRUSTEE OF THE	Case No.: 3:23-cv-02293-WQH-MSB
ELLA KANNER REVOCABLE TRUST,
Derivatively on Behalf of Nominal
Defendant ACADIA
PHARMACEUTICALS INC.,
[PROPOSED] PRELIMINARY
Plaintiff,	APPROVAL ORDER

v.

JULIAN C. BAKER, STEPHEN R.
BIGGAR, M.D., PHD., DANIEL B.
SOLAND, LAURA A. BREGE,
STEPHEN R. DAVIS, ELIZABETH A
GAROFALO, M.D., JAMES M. DALY,
EDMUND P. HARRIGAN, M.D., AND
SRDJAN (SERGE) STANKOVIC,

Defendants, and,

ACADIA PHARMACEUTICALS, INC.,

Nominal Defendant.

[PROPOSED] PRELIMINARY APPROVAL ORDER	Case No.: 3:23-cv-02293-WQH-MSB

This matter came before the Court on Plaintiff’s unopposed motion requesting that the Court enter an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of Acadia Pharmaceuticals, Inc. (“Acadia” or the “Company”) in accordance with the Stipulation and Agreement of Settlement dated July 9, 2026 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current Acadia Stockholders; and (iii) setting a date for the Settlement Hearing.1

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, which will resolve the above-captioned stockholder derivative action brought on behalf of Acadia (the “Action”) as well as related Section 220 demands and litigation demands served on the Acadia’s Board of Directors (collectively, the “Derivative Matters”);

WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Acadia and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and

WHEREAS, the Court also finds, upon a preliminary evaluation, that Current Acadia Stockholders should be apprised of the Settlement through the Parties’ proposed form and means of notice; allowed to file objections, if any, thereto; and appear at the Settlement Hearing, if they so desire.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:

1. The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.

[1]

Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 2 -	Case No.: 3:23-cv-02293-WQH-MSB

2. On      , 2026, at       .m., at the James M. Carter and Judith N. Keep United States Courthouse, 333 West Broadway, San Diego, CA 92101, Courtroom 15B or via Zoom or some other video platform or telephonically, the Honorable William Q. Hayes will hold a hearing (the “Settlement Hearing”) at which the Court will determine whether: (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) the Notice, as set forth in Exhibit C to the Stipulation, fully satisfies the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in Exhibit D to the Stipulation; (iv) the Fee and Expense Amount as well as the Service Awards should be approved; and (v) to determine such other matters as the Court may deem appropriate.

3. The Court reserves the right to: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current Acadia Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Acadia Stockholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

4. The Court finds that the form, substance, and dissemination of information to Current Acadia Stockholders regarding the proposed Settlement in the manner set out in this order (“Preliminary Approval Order”), including the Notice, as set forth in Exhibit C to the Stipulation, constitutes the best notice practicable under the circumstances and complies with the Federal Rules of Civil Procedure and all other applicable law and due process.

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 3 -	Case No.: 3:23-cv-02293-WQH-MSB

5. Within fourteen (14) calendar days after the entry of an order by the Court preliminarily approving the Settlement, the notice of the Settlement shall be provided through (i) the filing of a Current Report on Form 8-K with the U.S. Securities Exchange Commission (“SEC”) by the Company, which shall include as attachments the approved settlement notice (“Settlement Notice”) and the Stipulation and exhibits thereto; (ii) the publication on the internet of the Settlement Notice one time in GlobeNewswire or similar newswire service; and (iii) the posting of the Settlement Notice, Stipulation and exhibits thereto on the Company’s Investor Relations website, to remain there through the date of the Settlement Hearing.

6. All costs incurred in the posting, filing, and publishing of the notice of the Settlement as provided in paragraph 5 above shall be paid by Acadia, and Defendants shall undertake all administrative responsibility for the posting, filing, and publishing of such notice of the Settlement.

7. At least fourteen (14) calendar days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit with respect to the posting, filing, and publishing of the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

8. Prior to Final Approval of the Settlement by the Court, Stockholders, Current Acadia Stockholders, and any other of Stockholders’ Releasing Parties, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Defendant Parties based on or relating in any way to the Released Claims.

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 4 -	Case No.: 3:23-cv-02293-WQH-MSB

9. Current Acadia Stockholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Stockholders’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later than        , 2026 (which date shall be at least twenty-one (21) calendar days before the Settlement Hearing). Any Current Acadia Stockholder may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current Acadia Stockholder’s objection should set out the specific reasons, if any, for each objection, including any legal support the Current Acadia Stockholder wishes to bring to the Court’s attention and any evidence the Current Acadia Stockholder wishes to introduce in support of such objections. The statement of objection must include the caption of the Action and the following information: (i) the Current Acadia Stockholder’s name, address, telephone number and e-mail address (if available); (ii) the number of shares of Acadia stock the Current Acadia Stockholder currently holds, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current Acadia stockholder as of July 9, 2026, through the present, (iii) if the objection is made through the Current Acadia Stockholder’s counsel, that counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; (v) the identities of any witnesses such person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and (vi) a list – including dates, courts, case names and numbers, and disposition – of any other settlements to which the individual or entity has been a party to or objected during the previous three (3) years.

10. Any attorney retained by a Current Acadia Stockholder for the purpose of objecting must both serve on Stockholders’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than , 2026 (which date shall be at least twenty-one (21) calendar days before the Settlement Hearing).

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 5 -	Case No.: 3:23-cv-02293-WQH-MSB

11. A Current Acadia Stockholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current Acadia Stockholder who files and serves a timely written objection pursuant to this Preliminary Approval Order – and only such Current Acadia Stockholders – may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense. Any Current Acadia Stockholder’s counsel who intends to make an appearance at the Settlement Hearing must serve on Stockholders’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of intention to appear, which must be received by no later than , 2026 (which date shall be at least twenty-one (21) calendar days before the Settlement Hearing).

12. Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary Approval Order must be (i) sent or delivered to the following addresses:

a.	The Court:

Clerk of Court

United States District Court

Southern District of California

333 West Broadway, Suite 420

San Diego, CA 92101

b.	Stockholders’ Counsel:

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

260 Madison Avenue, 22nd Floor

New York, NY 10016

(212) 983-1300

Email: tjmckenna@gme-law.com

KAHN SWICK & FOTI, LLC

Melinda A. Nicholson

1100 Poydras Street, Suite 960

New Orleans, Louisiana 70163

Tel: (504) 648-1842

Email: melinda.nicholson@ksfcounsel.com

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 6 -	Case No.: 3:23-cv-02293-WQH-MSB

ROBBINS LLP

Stephen J. Oddo

5060 Shoreham Place, Suite 300

San Diego, California 92122

Tel: (619) 525-3990

Email: soddo@robbinsllp.com

c.	Defendants’ Counsel:

COOLEY LLP

Koji F. Fukumura

10265 Science Center Drive

San Diego, California 92121

Tel: (858) 550-6008

Email: kfukumura@cooley.com

13. Counsel for the Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 9 through 11 of this Preliminary Approval Order.

14. Any Current Acadia Stockholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear at the Settlement Hearing. Current Acadia Stockholders do not need to appear at the hearing or take any other action to indicate their approval of the proposed Settlement.

15. Any Current Acadia Stockholder who submits an objection to the proposed Settlement shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.

16. The Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed Settlement as follows:

a.

Any motions for final approval of the proposed Settlement and motions for Stockholders’ Counsel’s Fee and Expense Amount must be filed and served at least twenty-eight (28) calendar days before the Settlement Hearing; and

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 7 -	Case No.: 3:23-cv-02293-WQH-MSB

b.	Any papers in response to objections must be filed and served at least seven (7) calendar days before the Settlement Hearing.

17. All proceedings in the Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.

18. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current Acadia Stockholders.

19. Neither the Stipulation nor the Settlement, nor any act or omission taken in connection with the Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, Acadia or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Action or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them; or (b) Stockholders as to the lack of merit of any claim or the validity of any defense.

20. The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current Acadia Stockholders. Any Current Acadia Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Acadia Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 8 -	Case No.: 3:23-cv-02293-WQH-MSB

IT IS SO ORDERED.
DATED:
HONORABLE WILLIAM Q. HAYES
UNITED STATES DISTRICT COURT JUDGE

[PROPOSED] PRELIMINARY APPROVAL ORDER	- 9 -	Case No.: 3:23-cv-02293-WQH-MSB

EXHIBIT C

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

LINDA KANNER, TRUSTEE OF THE	Case No.: 3:23-cv-02293-WQH-MSB
ELLA KANNER REVOCABLE TRUST,
Derivatively on Behalf of Nominal
Defendant ACADIA
PHARMACEUTICALS INC.,

Plaintiff,	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS

v.
JULIAN C. BAKER, STEPHEN R.
BIGGAR, M.D., PHD., DANIEL B.
SOLAND, LAURA A. BREGE,
STEPHEN R. DAVIS, ELIZABETH A
GAROFALO, M.D., JAMES M. DALY,
EDMUND P. HARRIGAN, M.D., AND
SRDJAN (SERGE) STANKOVIC,

Defendants, and,

ACADIA PHARMACEUTICALS, INC.,

Nominal Defendant.

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, ACADIA PHARMACEUTICALS, INC.

(“ACADIA” OR THE “COMPANY”) COMMON STOCK AS OF JULY 9, 2026 (“CURRENT ACADIA STOCKHOLDERS”) PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS	CASE NO.: 3:23-CV-02293-WQH-MSB

DERIVATIVE ACTION (THE “ACTION”) AND RELATED SECTION 220 DEMANDS AND LITIGATION DEMANDS (COLLECTIVELY, “DERIVATIVE MATERS”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD ACADIA COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced stockholder derivative lawsuit, Section 220 Demands, and related stockholder litigation demands (the “Derivative Matters”). This Notice is provided by Order of the United States District Court for the Southern District of California (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS	- 2 -	CASE NO.: 3:23-CV-02293-WQH-MSB

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the Derivative Matters brought on behalf of nominal defendant Acadia. Stockholders in these Derivative Matters; defendants Julian C. Baker, Stephen R. Biggar, Daniel B. Soland, Laura A. Brege, Stephen R. Davis, Elizabeth A. Garofalo, James M. Daly, Edmund P. Harrigan, and Srdjan (Serge) Stankovic (the “Individual Defendants”), and nominal defendant Acadia (together with the Individual Defendants, the “Defendants”) (Stockholders and Defendants are collectively referred to as the “Parties”) have agreed upon terms to settle the Derivative Matters and, through counsel, have signed a written Stipulation and Agreement of Settlement (“Stipulation”) memorializing those settlement terms.

On      , 2026, at     .m., at the James M. Carter and Judith N. Keep United States Courthouse, 333 West Broadway, San Diego, CA 92101, Courtroom 15B or via Zoom or some other video platform or telephonically, the Honorable William Q. Hayes will hold a hearing (the “Settlement Hearing”) in the Action. For more details on the Settlement Hearing, including how to attend and object to the Settlement, see Sections VI through VIII below.

II.	SUMMARY OF THE DERIVATIVE MATTERS

The following is a brief summary of the factual and procedural background relating to the Derivative Matters. A more fulsome description of the factual and procedural background can be found in the Stipulation and/or Plaintiff’s Motion for Preliminary Approval of Settlement.

A.	Factual Background

Acadia is a Delaware corporation headquartered in California that develops and sells biopharmaceuticals to treat central nervous disorders. The Company’s lead commercial drug is pimavanserin, a selective serotonin inverse agonist sold under the brand name NUPLAZID®. In April 2016, the U.S. Food and Drug Administration (“FDA”) approved pimavanserin to treat hallucinations and delusions associated with Parkinson’s disease psychosis (“PDP”). This approval was based on the positive results from Acadia’s Phase III study of pimavanserin in PDP patients (the “-020 Study”). In December 2016, Acadia announced results from its Phase II study of pimavanserin in patients with Alzheimer’s disease psychosis (the “-019 Study”).

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS	- 3 -	CASE NO.: 3:23-CV-02293-WQH-MSB

Following this, in mid-2017 Acadia proposed to the FDA a Phase III study, the “Harmony Study,” to support submission of a supplemental New Drug Application (“sNDA”) for pimavanserin to broadly treat dementia-related psychosis (“DRP”). Acadia proposed enrolling patients with the five most common dementia subtypes. In contrast to the earlier studies, the Harmony Study had a much broader scope as a double-blind, placebo-controlled, relapse prevention study that would track patients until a relapse.

On September 9, 2019, the Company announced that it was stopping the Harmony Study early upon the recommendation of the study’s independent data monitoring committee because it had met its primary endpoint, demonstrating a highly statistically significant longer time to relapse of psychosis with pimavanserin compared to placebo in a planned interim efficacy analysis. The Company stated that it was planning to meet with the FDA regarding a sNDA submission that would support FDA approval of pimavanserin as a treatment for hallucinations and delusions associated with all forms of DRP. In June 2020, the Company submitted the sNDA to the FDA, who then accepted it for filing a month later.

On March 8, 2021, Acadia announced that the FDA sent a deficiency letter (“DL”) stating that it had identified “deficiencies that preclude discussion of labeling and postmarketing requirements / commitments.” And, on April 5, 2021, Acadia announced that the FDA had issued a Complete Response Letter (“CRL”), stating that it could not approve the sNDA. In the wake of these announcements, the Company’s share price fell more than 45% (following the DL disclosure), and it further dropped 17% (following the CRL disclosure).

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTERS	- 4 -	CASE NO.: 3:23-CV-02293-WQH-MSB

Following these disclosures, on April 19, 2021, a securities class action was filed in this Court accusing the Company and certain former offices of making materially false and misleading statements to investors regarding the sNDA. That case, captioned City of Birmingham Relief and Retirement System et al. v. Acadia Pharmaceuticals, Inc., et al., Case No. 21-cv-00762-WQH-MSB (the “Securities Class Action”), is still pending. On March 7, 2024, a related opt-out action was filed in this Court asserting the same claims (along with additional state law claims) and misconduct at issue in the Securities Class Action. That case, captioned Alger Dynamic Opportunities Fund. et al. v. Acadia Pharmaceuticals, Inc., et al., Case No. 24-cv-00451-WQH-MSB (the “Opt-Out Action”), is also still pending.

B.	The Action

On August 30, 2021, Ella Kanner served a litigation demand on the Board demanding that full corrective action be brought against certain officers and directors for making, or allowing the Company to make, the alleged false and misleading statements at issue in the Securities Class Action. In December 2021, the Company’s counsel advised Ella Kanner that the Board had established a demand review committee (the “DRC”) to investigate the demand allegations. Ella Kanner reached out to the DRC’s counsel a number of times throughout 2022 to inquire as to the status of the DRC’s investigation. On January 11, 2023, the DRC’s counsel informed Ella Kanner that the DRC would continue to defer any substantive inquiry into the demand until defendants’ motion to dismiss had been fully resolved in the Securities Class Action. After defendants’ motion to dismiss and motion for reconsideration were denied in the Securities Class Action, the DRC began its substantive investigation into the allegations contained in the demand.

On December 15, 2023, believing the Board’s response constituted a de facto refusal of the demand, Ella Kanner filed a verified stockholder derivative complaint in this Court against the Individual Defendants, asserting claims for breach of fiduciary duties, unjust enrichment, abuse of control, waste of corporate assets, insider trading, contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934 (“Exchange Act”), and violations of Section 14(a) of the Exchange Act. ECF No. 1.

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Following this, on January 30, 2024, Ella Kanner and Defendants stipulated to stay the Action in light of the DRC’s ongoing investigation into the allegations in the demand. See ECF No. 6. The stay was ordered on February 21, 2024. ECF No. 7. Throughout the stay, Ella Kanner and Defendants filed periodic status reports with the Court. ECF Nos. 8-12.

On September 5, 2025, following the status report informing the Court of developments in the Securities Class Action, the Court lifted the stay in the Action. ECF No. 13. Then, on September 26, 2025, Ella Kanner and Defendants jointly requested that the Court reinstate the stay given the ongoing discovery in the Securities Class Action and the DRC’s ongoing investigation. ECF No. 14. The Court reinstated the stay on October 17, 2025. ECF No. 15.

During the stay, Ella Kanner received and reviewed copies of the books and records that were produced to the Demand Stockholders in response to their Section 220 demands, which comprised nearly 4,000 pages of material. See § II(C), infra.

On June 29, 2026, a Notification of Death was filed in the Action informing the Court of the passing of Ella Kanner. ECF No. 23. That same day, the parties filed a joint motion to substitute Ella Kanner with plaintiff Linda Kanner, Trustee of the Ella Kanner Revocable Trust (“Plaintiff”). ECF No. 24. The Court granted the joint motion on July 6, 2026. ECF No. 25.

C.	The Books and Records Demands

On October 19, 2022, Stockholder Crognale (“Crognale”) sent a Section 220 demand to the Company seeking to investigate the alleged wrongdoing detailed in the Derivative Matters. On October 26, 2022, Stockholder Shumacher (“Shumacher”) sent a similar Section 220 demand. And, on January 16, 2024, Stockholder Christiansen (“Christiansen”) sent a similar Section 220 demand (together with Crognale’s and Shumacher’s Section 220 demands, the “Books and Records Demands”). Following negotiations and entry into confidentiality agreements, the Demand Stockholders ultimately obtained and reviewed nearly 4,000 pages of material in response to their Books and Records Demands.

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D.	The Litigation Demands

As described above, on August 30, 2021, Ella Kanner made a litigation demand on the Board. In addition, on October 4, 2023, Crognale and Shumacher made a litigation demand on the Board in connection with the same alleged wrongdoing as described above. On March 8, 2024, Christiansen similarly made a litigation demand on the Board in connection with the wrongdoing alleged above (collectively, the “Litigation Demands”).

On February 28, 2024, Crognale and Shumacher followed up their litigation demand with a settlement demand, which purported to further support the allegations of misconduct with references to the Section 220 production. Additionally, Crognale and Shumacher provided a set of proposed governance reforms for the Board’s consideration. Christiansen also followed up via letter on June 13, 2024, where he, inter alia, highlighted additional purported evidence of alleged wrongdoing as reflected in the Section 220 production, demanded further information concerning the status of the DRC’s investigation, and submitted a comprehensive set of proposed corporate governance reforms for the Board’s consideration, specifically tailored to prevent such alleged corporate misconduct from recurring.

E.	The Settlement Negotiations

On August 20, 2024, at the request of counsel for the DRC and counsel for Defendants, the Stockholders made a joint settlement demand to the DRC and the Board. That demand set forth a unified set of corporate governance reforms to be implemented by the Board to prevent similar alleged wrongdoing from recurring. Following this, on February 10, 2025, Defendants sent a counterproposal. The Parties continued to exchange proposals and counterproposals over the ensuing months.

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In or around October 2025, the Parties agreed to engage in a full day, in person mediation with Michelle Yoshida, Esquire of Phillips ADR Enterprises (the “Mediator”), which took place in San Diego, California on December 11, 2025.

In advance of the mediation, the Parties prepared and exchanged comprehensive mediation statements outlining their respective positions and a framework for settlement. At the mediation, the Parties exchanged a number of proposals and counter proposals, negotiated the strengths and weaknesses of their respective positions, and exchanged other information to aid with their settlement negotiations. Such other information included a presentation from the DRC’s counsel to the Stockholders’ Counsel regarding the status and findings of the DRC’s ongoing investigation, during which the Stockholders’ Counsel asked questions and reviewed key documents. After arm’s-length negotiations through the Mediator, the Parties ultimately reached an agreement to resolve the Derivative Matters in exchange for the adoption of the corporate governance reforms set forth in Exhibit A (the “Reforms”) which target the wrongdoing alleged in the Derivative Matters and further strengthen the Company’s internal corporate governance practices.

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Only after agreeing on the essential terms of the Settlement at the mediation did the Parties begin negotiating an amount of reasonable attorneys’ fees and expenses to be paid to Stockholders’ Counsel, subject to Court approval, in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Derivative Matters (“Fee and Expense Amount”). Following the mediation, the Parties continued their discussions regarding a Fee and Expense Amount through the Mediator. After a number of arm’s-length exchanges regarding the appropriate fee, the Mediator issued a double-blind fee proposal of $1,500,000.00, which both sides accepted.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The proposed Settlement, as set forth more fully in the Stipulation, requires the Company to adopt, implement, and maintain the Reforms that are outlined in Exhibit A to the Stipulation. The Reforms shall be maintained for a minimum period of four (4) years from the date of adoption as outlined in the Stipulation.

The Board and the Demand Review Committee acknowledge and agree that the sending of the Litigation Demands, the Books and Records Demands, and the filing, pendency, and settlement of the Action caused the Board’s decision to adopt, implement, and maintain the Reforms. The Board and the Demand Review Committee further acknowledge and agree that (i) the Reforms confer substantial benefits upon the Company and its stockholders; and (ii) the Board’s commitment to adopt, implement, and maintain the Reforms for no less than four (4) years (the “Effective Term”) will serve the Company and its stockholders’ best interests, and constitutes fair, reasonable, and adequate consideration for the release of the derivative claims.

This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

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IV.	STOCKHOLDERS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After the Parties reached an agreement in principle on the material substantive terms to resolve the Action, the Parties commenced negotiations regarding an amount of attorneys’ fees and expenses for Stockholders’ Counsel commensurate with the substantial benefits achieved for the Company and its current stockholders through the Action (the “Fee and Expense Amount”). After a number of arm’s-length exchanges regarding the appropriate fee, the Parties ultimately agreed that Defendants would pay Stockholders’ Counsel $1,500,000.00.

V.	REASONS FOR THE SETTLEMENT

The Parties believe that the Settlement and each of its terms are fair, reasonable, and in the best interests of the Company and its stockholders, and that the Settlement, including the Reforms, confers substantial and material benefits upon the Company and its stockholders.

A.	Why Did Stockholders Agree to Settle?

Stockholders and Stockholders’ Counsel believe that the claims asserted in the Action have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of Acadia and Current Acadia Stockholders, Stockholders and Stockholders’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon Acadia and Current Acadia Stockholders in the form of the Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of Acadia and Current Acadia Stockholders. Stockholders and Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation.

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Stockholders’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (i) reviewing and analyzing Acadia’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against Acadia related to the allegations in the Derivative Matters; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and serving the Books and Records Demands on the Company; (v) reviewing and analyzing nearly 4,000 pages of documents produced in response to the Books and Records Demands; (vi) drafting and serving the Litigation Demands on the Board; (vii) drafting and filing a stockholder derivative complaint; (viii) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Matters and the potential defenses thereto; (ix) researching corporate governance issues; (x) preparing detailed settlement demands; (xi) preparing a fulsome mediation statement; (xii) participating in an in-person mediation on December 11, 2025; (xiii) engaging in settlement discussions and negotiating the corporate governance reforms with the Mediator and counsel for the Defendants; (xiv) receiving a presentation from the DRC’s counsel regarding the status of the DRC’s investigation and its findings; (xv) engaging in continued settlement discussions under the auspices of the Mediator following the in-person mediation; and (xvi) negotiating and drafting the settlement documentation for presentment to the Court.

Stockholders’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Stockholders’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.

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B.	Why Did the Defendants Agree to Settle?

The Individual Defendants have vigorously denied, and continue to deny, vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Derivative Matters. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, that the Company suffered any damage or was harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Individual Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Derivative Matters or other shareholder derivative action(s) or books and records actions, and that the Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters, including the continued costs of the Demand Review Committee’s investigation of the allegations in the Litigation Demands; (b) put to rest those claims and the underlying Derivative Matters; and (c) confer benefits

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upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, Defendants have determined that it is desirable and beneficial that the Derivative Matters, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

VI.	SETTLEMENT HEARING

On      , 2026, at       .m., at the James M. Carter and Judith N. Keep United States Courthouse, 333 West Broadway, San Diego, CA 92101, Courtroom 15B or via Zoom or some other video platform or telephonically, the Honorable William Q. Hayes will hold the Settlement Hearing in the Action. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) this Notice fully satisfies the requirements of Federal Rule of Civil Procedure 23.1 and due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in Exhibit D to the Stipulation; (iv) the Fee and Expense Amount for Stockholders’ Counsel, as well as service awards for Stockholders of up to $5,000.00 each, to be paid from the Fee and Expense Amount, should be approved; and (v) to determine such other matters as the Court may deem appropriate.

The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current Acadia Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current Acadia Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current Acadia Stockholders.

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VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Acadia Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT ACADIA STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND THE PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, telephone number, and e-mail address;

2. The number of shares of Acadia stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being an Acadia Stockholder as of July 9, 2026 through the present;

3. If the objection is made by the Current Acadia Stockholder’s counsel, the counsel’s name, address, telephone number and e-mail address (if available);

4. A statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider;

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5. The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and

6. A list – including dates, courts, case names and numbers, and disposition – of any other Settlements to which the individual or entity has been a party to or objected during the previous three (3) years.

B.	You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiff and Defendants

ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN     , 2026, twenty-one (21) days before the Settlement Hearing. The Court Clerk’s address is:

Clerk of Court

United States District Court

Southern District of California

333 West Broadway, Suite 420

San Diego, CA 92101

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR STOCKHOLDERS AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN     , 2026, twenty-one (21) days before the Settlement Hearing. Counsel’s addresses are:

Counsel for Stockholders:

GAINEY McKENNA & EGLESTON

Thomas J. McKenna

260 Madison Avenue, 22nd Floor

New York, NY 10016

(212) 983-1300

Email: tjmckenna@gme-law.com

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KAHN SWICK & FOTI, LLC

Melinda A. Nicholson

1100 Poydras Street, Suite 960

New Orleans, Louisiana 70163

Tel: (504) 648-1842

Email: Melinda.nicholson@ksfcounsel.com

ROBBINS LLP

Stephen J. Oddo

5060 Shoreham Place, Suite 300

San Diego, California 92122

Tel: (619) 525-3990

Email: Soddo@robbinsllp.com

Counsel for Defendants:

COOLEY LLP

Koji F. Fukumura

10265 Science Center Drive

San Diego, California 92121

Tel: (858) 550-6008

Email: kfukumura@cooley.com

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.

Any attorney retained by a person intending to appear, and requesting to be heard, at the Settlement Hearing must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for the Parties a notice of appearance, which must be received by no later than       , 2026, twenty-one (21) days before the Settlement Hearing.

Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

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IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. For additional information about the claims asserted in the Derivative Matters and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Matters.

The “Investor Relations” section of Acadia’s website (https://ir.acadia.com/overview/default.aspx) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting any of Stockholders’ counsel at the above contact information.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT, THE CLERK’S OFFICE, DEFENDANTS OR DEFENDANTS’ COUNSEL.

DATED:

HONORABLE WILLIAM Q. HAYES UNITED STATES DISTRICT COURT JUDGE

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EXHIBIT D

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF CALIFORNIA

LINDA KANNER, TRUSTEE OF THE	Case No.: 3:23-cv-02293-WQH-MSB
ELLA KANNER REVOCABLE TRUST,
Derivatively on Behalf of Nominal
Defendant ACADIA
PHARMACEUTICALS INC.,

Plaintiff,	[PROPOSED] ORDER AND FINAL JUDGMENT

v.
JULIAN C. BAKER, STEPHEN R.
BIGGAR, M.D., PHD., DANIEL B.
SOLAND, LAURA A. BREGE,
STEPHEN R. DAVIS, ELIZABETH A
GAROFALO, M.D., JAMES M. DALY,
EDMUND P. HARRIGAN, M.D., AND
SRDJAN (SERGE) STANKOVIC,

Defendants, and,

ACADIA PHARMACEUTICALS, INC.,

Nominal Defendant.

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated      , 2026, on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated July 9, 2026 (“Stipulation”).

The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Order and Final Judgment.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1. This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2. This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all the Parties.

3. Based on evidence submitted, the Court finds that notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the form and contents of the Notice, as previously preliminarily approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process of the U.S. Constitution, and constituted due and sufficient notice of the matters set forth therein.

4. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Parties, and hereby finally approves the Stipulation and Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

5. Pursuant to entry of this Judgment, the Action and all claims contained therein against Defendants, as well as all of Defendants’ Released Claims against each of the Released Defendant Parties, are hereby dismissed with prejudice. As among the Stockholders and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

[PROPOSED] FINAL ORDER AND JUDGMENT

6. Upon Final Approval of the Settlement, Stockholders’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.

7. Upon Final Approval of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Stockholders Parties from any and all of the Stockholders’ Released Claims.

8. The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Persons and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims as set forth in the Stipulation.

9. During the course of the Derivative Matters, all Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.

10. The Court hereby approves the Fee and Expense Amount and Service Awards and finds that such awards are fair and reasonable.

11. Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, Acadia, or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Derivative Matters or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Stockholders as to the lack of merit of any claim or the validity of any defense.

[PROPOSED] FINAL ORDER AND JUDGMENT

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and Settlement, except as otherwise provided in the Stipulation.

13. This Order and Final Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58 and all other similar laws.

IT IS SO ORDERED.

DATED:

HONORABLE WILLIAM Q. HAYES UNITED STATES DISTRICT COURT JUDGE

[PROPOSED] FINAL ORDER AND JUDGMENT